Exhibit 99.8

EMPIRE RESORTS, INC.

UP TO [●] SHARES OF COMMON STOCK

ISSUABLE UPON EXERCISE OF TRANSFERABLE

RIGHTS TO SUBSCRIBE FOR SUCH SHARES

BENEFICIAL OWNER ELECTION FORM

I (We) acknowledge receipt of your letter and the enclosed materials relating to the offering of shares of common stock, par value $0.01 per share (the “Shares”) of EMPIRE RESORTS, INC. (the “Company”), issuable upon the exercise of transferable subscription rights (“Subscription Rights”).

In this form, I (we) instruct you whether to exercise Subscription Rights to purchase Shares distributed with respect to the common stock and/or Series B Preferred Stock, par value $0.01 per share, of the Company held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus supplement dated January 4, 2016 (as amended, the “Prospectus Supplement”).

BOX 1.☐	Please do not exercise Subscription Rights for me (us).

BOX 2.☐	Please exercise Subscription Rights for me (us) and purchase Shares as set forth below:

Number of shares of common stock and/or shares of common stock underlying a Series B Preferred

Stock owned as of the date hereof:

	NUMBER OF SHARES OF COMMON STOCK AND/OR SHARES OF COMMON STOCK UNDERLYING SERIES B PREFERRED STOCK	SUBSCRIPTION RATIO	SUBSCRIPTION PRICE	PAYMENT
Basic Subscription Right	x	1:0.4748644 x	$14.40 =	$

IF YOU HAVE FULLY EXERCISED YOUR BASIC SUBSCRIPTION RIGHT ABOVE and you wish to purchase additional Shares, subject to availability and the conditions and limitations described in the Prospectus Supplement, please so indicate by completing the additional required information:

	NUMBER OF SHARES OF COMMON STOCK AND/OR SHARES OF COMMON STOCK UNDERLYING SERIES B PREFERRED STOCK	SUBSCRIPTION RATIO	SUBSCRIPTION PRICE	PAYMENT
Over subscription Right	x	1:0.4748644 x	$14.40 =	$

TOTAL SUBSCRIPTION PAYMENT REQUIRED:

$ +	$ =	$
(Basic Subscription Right Payment)	(Oversubscription Right Payment)	(Total required payment)

FORM OF PAYMENT:

	☐	Payment in the following amount is enclosed: $ .

	☐	Please deduct payment of $ from my (our) following account maintained by you:

		(Type of Account)	(Account Number)

BOX 3.☐		Please sell of my (our) Subscription Rights.

Instruction. Please note that the Subscription Rights are a new issue of securities with no prior trading market, and there can be no assurances that the Subscription Rights will trade on the Nasdaq Global Market, that a market for Subscription Rights will develop, or it a market does develop, of the prices at which the Subscription Rights will trade or whether such market will be sustainable throughout the period when the Subscription Rights are transferable.

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	Acknowledge receipt of the Prospectus Supplement and irrevocably elect to purchase the number of Shares and/or sell the number of Subscription Rights indicated above upon the terms and conditions specified in the Prospectus Supplement; and

•	Agree that if I (we) fail to pay for the Shares that I (we) have elected to purchase, you may exercise any remedies available to you under the law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or in any other fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address:

Telephone No.: